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                                                                    Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-30788 of Braun Consulting, Inc. on Form S-8 of our report dated January 21, 2000, appearing in this Annual Report on Form 10-K of Braun Consulting, Inc. for the year ended December 31, 1999.

/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP

Chicago, Illinois
March 30, 2000